UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

CB PHARMA ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.

(3)	Filing Party:

(4)	Date Filed:

CB PHARMA ACQUISITION CORP.

2 Gansevoort St., 9th Floor

New York, NY 10014

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 10, 2016

TO THE SHAREHOLDERS OF CB PHARMA ACQUISITION CORP.:

You are cordially invited to attend the extraordinary general meeting (the “extraordinary general meeting”) of shareholders of CB Pharma Acquisition Corp. (“CB Pharma,” “Company,” “we,” “us” or “our”) to be held at 11:00 a.m. EDT on June 10, 2016 at the offices of CB Pharma’s counsel Graubard Miller, 405 Lexington Avenue, New York, New York 10174, for the sole purpose of considering and voting upon the following proposals:

•	a proposal to amend (the “Extension Amendment”) CB Pharma’s amended and restated memorandum and articles of association (the “charter”) to extend the date by which CB Pharma has to consummate a business combination (the “Extension”) to December 12, 2016 (the “Extended Date”);

•	a proposal to amend (the “Conversion Amendment”) CB Pharma’s charter to allow the holders of ordinary shares issued in CB Pharma’s initial public offering (the “IPO”, and such shares sold in the IPO are referred to as the “public shares”) to elect to convert their public shares into their pro rata portion of the funds held in the trust account established at the time of the IPO (the “trust account”) if the Extension is implemented (the “Conversion”), such conversion of shares to be accomplished by means of a repurchase under Cayman Islands law; and

•	a proposal to change CB Pharma’s name from “CB Pharma Acquisition Corp.” to “Origo Acquisition Corporation” (the “Name Change Amendment”).

Each of the Extension Amendment, the Conversion Amendment and the Name Change Amendment will be more fully described in the proxy statement/information statement to be delivered to you in the coming days.

The purpose of the Extension Amendment, Conversion Amendment and Name Change Amendment is to allow CB Pharma more time to complete an initial business combination and to better reflect the Company’s new management (described below) and current search for a business combination target.

CB Pharma’s IPO prospectus and charter provided that CB Pharma had until June 12, 2016 to complete an initial business combination. Since the completion of the IPO, we have been dealing with many of the practical difficulties associated with the identification of an initial business combination target, negotiating business terms with potential targets, conducting related due diligence and obtaining the necessary audited financial statements. Commencing promptly upon completion of our IPO, we began to search for an appropriate business combination target. During the process, we relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. Notwithstanding these efforts, we have been unable to locate a suitable target business. On May 20, 2016, we entered into an agreement (the “Transfer Agreement”) with the holders of the 1,050,000 ordinary shares issued by us prior to the IPO (such shares being referred to as the “initial shares” and the holders of the initial shares (including the transferees described herein) being referred to as the “initial shareholders”) and each of EJF Opportunities, LLC, Stephen B. Pudles, Jose M. Aldeanueva, Jeffrey J. Gutovich Profit Sharing Plan and Barry Rodgers (collectively being referred to as the “investors”) pursuant to which the initial shareholders transferred to the investors the 1,050,000 initial shares held by them. Our directors also (i) appointed Edward J. Fred, Jose M. Aldeanueva, Stephen B. Pudles, Jeffrey J. Gutovich and Barry Rodgers as members of our board of directors and Messrs. Fred and Aldeanueva as Chief Executive Officer and President and Chief Financial Officer, Treasurer and Secretary of CB Pharma, respectively (such new officers and directors collectively referred to herein as the “New Management”), all to take effect upon approval of the Extension Amendment and expiration of the 10-day waiting period from the date of mailing of this proxy statement/information statement to shareholders of record on the record date (such period of time being referred to herein as the “Waiting Period”) and (ii) tendered their resignations to be effective upon approval of the Extension Amendment and expiration of the Waiting Period. Our board of directors believes this change in our management will give our shareholders the best chance to participate in a potential business combination. Therefore, our board has determined that it is in the best interests of our shareholders to extend the date that CB Pharma has to consummate a business combination to the Extended Date in order that the New Management will have sufficient time to propose a business combination opportunity to our shareholders.

CB Pharma estimates that the per-share pro rata portion of the trust account will be approximately $10.21 at the time of the extraordinary general meeting. The closing price of CB Pharma’s ordinary shares on May 25, 2016 was $10.10. Accordingly, if the market price were to remain the same until the date of the meeting, exercising conversion rights would result in a public shareholder receiving approximately $0.11 more than if he sold his shares in the open market. CB Pharma cannot assure shareholders that they will be able to sell their ordinary shares of CB Pharma in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

The purpose of the Conversion Amendment is to afford holders of the public shares (the “public shareholders”) at the time of the IPO the right to receive their pro rata portion of the trust account within the timeframe contemplated at the time of our IPO, notwithstanding the Extension.  Accordingly, CB Pharma is offering through the Conversion Amendment the ability for holders of public shares to participate in the Conversion, notwithstanding the Extension and regardless of whether the holder votes for or against the Extension Amendment.  This is consistent with the disclosure contained in, and provided for in, the IPO prospectus. Approval of the Conversion Amendment is a condition to the implementation of the Extension. In order to convert your public shares, however, you must vote in favor of the Conversion Amendment. You are not required to convert your public shares even if you vote in favor of the Conversion Amendment. If any public shareholders so elect, CB Pharma anticipates notifying the trustee promptly after the extraordinary general meeting, which is scheduled for June 10, 2016, to liquidate the trust account in an amount equal to the total pro rata portion of the converted shares.  Any conversion referred to in the proxy statement/information statement shall take effect as a repurchase of shares as a matter of Cayman Islands law.

If the Extension Amendment is approved, the New Management has agreed to contribute to us as a loan $0.20 for each public share that is not converted, or up to an aggregate of approximately $840,000 (the “Contribution”). We will deposit the amount of the Contribution in the trust account. Accordingly, if the Extension Amendment and the Conversion Amendment are approved and the Extension is completed, the conversion amount per share in any subsequent business combination or liquidation will be approximately $10.41 per share, in comparison to the current conversion amount of approximately $10.21 per share if the Extension Amendment and the Conversion Amendment are not approved. The Contribution is conditional upon the implementation of the Extension Amendment and the Conversion Amendment. The Contribution will not occur if the Extension Amendment or the Conversion Amendment is not approved or the Extension is not completed. The amount of the Contribution will not bear interest and will be repayable by us to the New Management upon consummation of an initial business combination.

If the Extension Amendment and Conversion Amendment proposals are not approved, as contemplated by our IPO prospectus and in accordance with our charter, we will automatically wind up, dissolve and liquidate in accordance with our charter.

Subject to the foregoing, the affirmative vote of 66-2/3% of CB Pharma’s outstanding ordinary shares who attend and vote at the extraordinary general meeting for the Extension Amendment, Conversion Amendment and Name Change Amendment proposals will be required to approve the Extension Amendment, the Conversion Amendment and the Name Change Amendment.

2

The CB Pharma board of directors has fixed the close of business on May 25, 2016 as the date for determining CB Pharma shareholders entitled to receive notice of and vote at the extraordinary general meeting and any adjournment thereof.  Only holders of record of CB Pharma ordinary shares on that date are entitled to have their votes counted at the extraordinary general meeting or any adjournment thereof.

After careful consideration of all relevant factors, CB Pharma’s board of directors has determined that the Extension Amendment, the Conversion Amendment and the Name Change Amendment proposals are fair to and in the best interests of CB Pharma and its shareholders, has declared them advisable and recommends that you vote or give instruction to vote “FOR” them.

The proxy statement/information statement containing detailed information concerning the Extension Amendment, the Conversion Amendment, the Name Change Amendment, the New Management and the extraordinary general meeting will be mailed to you in the coming days.  Whether or not you plan to attend the extraordinary general meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

May 31, 2016	By Order of the Board of Directors

Lindsay A. Rosenwald, M.D.
Co-Chairman of the Board

Your vote is important.  Please sign, date and return the proxy card to be mailed to you with the proxy statement/information statement as soon as possible to make sure that your shares are represented at the extraordinary general meeting.  If you are a shareholder of record, you may also cast your vote in person at the extraordinary general meeting.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the extraordinary general meeting by obtaining a proxy from your brokerage firm or bank.  Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the proposals.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on June 10, 2016: This notice of meeting and the proxy statement that will accompany it will be available at http://www.cstproxy.com/cbpharma/sm2016.

3